NATIONAL PENN BANCSHARES, INC.

                           DIVIDEND REINVESTMENT PLAN

                               AUTHORIZATION FORM
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                                 [FRONT OF CARD]

                         NATIONAL PENN BANCSHARES, INC.
                           DIVIDEND REINVESTMENT PLAN

TO:  MELLON BANK, N.A.

         I want to participate in the Dividend Reinvestment Plan and I hereby appoint you as my agent, and authorize National Penn Bancshares, Inc. to pay to you, from my account, all dividends payable to me on shares of National Penn Bancshares, Inc. Common Stock now or hereafter registered in my name.

         I authorize you to apply all such dividends received by you to the purchase of full and fractional common shares of National Penn Bancshares, Inc.

         Your appointment as my agent is subject to the additional terms and conditions set forth in the accompanying prospectus.

REINVEST DIVIDENDS
FOR THE FOLLOWING
ACCOUNT:                   __________________________________

  IF THE ADDRESS IS NOT PROPERLY SHOWN, PLEASE CORRECT BEFORE
RETURNING
  (IF YOU ELECT TO PARTICIPATE, PLEASE SIGN AND DATE ON THE REVERSE SIDE OF THIS CARD)



                               THIS IS NOT A PROXY

                                SEE REVERSE SIDE


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                             [REVERSE SIDE OF CARD]

AUTHORIZATION TO REINVEST DIVIDENDS

         If you desire to participate in the Dividend Reinvestment Plan for shareholders of National Penn Bancshares, Inc., please sign and return to:

         ChaseMellon Shareholder Services, L.L.C.
         Investment Services
         P.O. Box 3339
         South Hackensack, NJ 07606

         I understand that I may change or revoke this authorization at any time by notifying ChaseMellon Shareholder Services, L.L.C. in writing, of my desire to change or terminate my participation.


OPTIONAL

SAFEKEEPING OF CERTIFICATES

         I enclose certificates representing _____ shares of common stock of National Penn Bancshares, Inc. to be deposited for safekeeping.


SIGNATURES OF ALL REGISTERED OWNERS


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(Sign exactly as name appears on
 reverse side)


DATE ________________________________


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